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                          FIRST AMENDMENT TO EMPLOYMENT AND
                         NONCOMPETITION AGREEMENT - HOFFMANN

     This First Amendment (this "Amendment") to Employment and Noncompetition Agreement - Hoffmann made and effective as of the 15th day of April, 1998, among THERMO-TILT WINDOW COMPANY, a Delaware corporation (the "Company") and Stephen
A. Hoffmann ("Employee").

                                     WITNESSETH:

     WHEREAS the Company and Employee entered into that certain Employment and Noncompetition Agreement - Hoffmann, dated as of January 13, 1998 (the "Employment Agreement"), whereby Employee, among other things agreed to serve as Vice President - Acquisitions; and

     WHEREAS under the Employment Agreement both the Company and Employee desire to amend the Employment Agreement whereby Employee will cease to serve as Vice President - Acquisitions of the Company and instead will serve as President and Chief Executive Officer of the Company in accordance with the terms of the Employment Agreement, as amended;

     NOW THEREFORE in consideration of the above recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereby agree as follows:

     1. Section 1 of the Employment Agreement is hereby amended to read in its entirety as follows:

     SECTION I.  EMPLOYMENT.

     Subject to the terms hereof, Company hereby agrees to employ Employee, and Employee hereby accepts such employment as President and Chief Executive Officer. Employee shall serve the Company during the Term (as defined in Section 2.1) of this Agreement, subject to the direction of the Company's Board of Directors. As President and Chief Executive Officer, Employee shall devote his best efforts and such business time as may be necessary or appropriate on behalf of the Company:

          (i) To serve as the President and Chief Executive Officer of the Company, whereby Employee shall preside at all meetings of the stockholders and the Board of Directors and shall have general and active management of the business of the Company.

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          (ii)  To assist the Company in evaluating potential corporate opportunities, including merger and acquisition structuring, negotiation and closing services.

          (iii) To provide the Company with a variety of general business analyses, marketing and management services.

          (iv) To conduct such other duties as the Board of Directors may prescribe from time to time.

     2. Section 2.1 of the Employment Agreement is hereby amended to read in its entirety:

     2.1. The term of Employee's employment hereunder shall be from December 15, 1997, through and including April 15, 2000, unless terminated prior thereto upon the occurrence of any of the following:

          (i) The death or total disability of Employee. As used herein, "total disability" means any physical or mental condition rendering the Employee unable, for a total of six (6) months during any twelve month period, to perform the duties and bear the responsibilities incident to the position referred to in
Section 1 hereof as determined by a physician acceptable to Employee and Company; or

          (ii) Company's termination of Employee's employment hereunder, upon prior written notice to Employee, for "good cause." For the purposes of this Agreement, "good cause" for termination of Employee's employment shall exist only if (a) Employee is convicted of, pleads guilty to, or confesses to any act of fraud, misappropriation or embezzlement or to any felony, (b) Employee has engaged in a dishonest or disloyal act resulting in material damage or prejudice to the Company, (c) Employee has engaged in conduct or activities materially damaging or prejudicial to the property, business or reputation of the Company, or (d) Employee otherwise fails to comply with the material terms of this Agreement; or

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          (iii)  By the Employee at any time during the Term.

In the event that the Company should elect to terminate Employee for "good cause" within the meaning of sub-Section (ii)(b), (c) or (d) above, Employee shall have a period of twenty (20) days after the written notice to cure any non-compliance set forth therein prior to the time such termination would become effective.

     3. Other than is set forth in this Amendment, all the terms, conditions, rights, duties, responsibilities and obligations set forth in the Employment Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the Company has executed this Amendment by its duly authorized corporate officer as of the date set forth above.

                              "Company"

                              THERMO-TILT WINDOW COMPANY



                              By: /s/ Nelson E. Clemmens
                                 ------------------------------------
                                 Nelson E. Clemmens
                                 Vice President - Finance and
                                   Administration


                              Accepted by:

                              "Employee"



                              /s/ Stephen A. Hoffmann
                              ---------------------------------------
                              STEPHEN A. HOFFMANN

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